CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of our report dated June 28, 2011, relating to the financial statements and financial highlights of Nuveen All-American Municipal Bond Fund and Nuveen Municipal Bond Fund (formerly Nuveen Insured Municipal Bond Fund) (two series of Nuveen Municipal Trust) which appears in such Registration Statement. We also consent to the reference to us under the heading “Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, IL

February 3, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated July 27, 2011 relating to the financial statements and financial highlights which appears in the May 31, 2011 Annual Report to Shareholders of Nuveen Municipal Bond Fund 2 (formerly Nuveen Florida Preference Municipal Bond Fund) (a series of Nuveen Multistate Trust I), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, IL

February 3, 2012